UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

GUIDELINE, INC.
(Exact Name of Registrant as Specified in Charter)

New York	0-15152	13-2670985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Avenue of the Americas, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 645-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into Material Definitive Agreement

On December 1, 2006, Guideline, Inc. (the "Registrant"), entered into Amendment No. 2 of the Stock Repurchase Agreement dated as of November 28, 2005 (“Amendment No. 2”), between the Registrant, Scientigo, Inc., a Delaware corporation ("Scientigo"), and TIGO Search, Inc., a Delaware corporation (“Tigo”).

Scientigo requested from the Registrant an extension of time to complete its repurchase obligation and in consideration of such request made a good faith payment of $100,000 on October 26, 2006. As a result, the remaining balance due from Scientigo to the Registrant is $250,000.

As pursuant to the terms of Amendment No. 2, Scientigo paid the Registrant $50,000 on December 1, 2006, and is obligated to pay the Registrant $50,000 on or before December 15, 2006, and $150,000 on or before December 31, 2006.

Item 9.01 Financial Statements and Exhibits.

(c)        Exhibits:

10.1
Transaction Agreement, dated as of November 28, 2005, by and among Scientigo, Inc., TIGO Search, Inc., and the Registrant (incorporated herein by reference to Exhibit 10.27 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 30, 2006).

10.2
Promissory Note dated as of November 28, 2005, made by the Scientigo, Inc., to the Registrant (incorporated herein by reference to Exhibit 10.28 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 30, 2006).

10.3
Allonge dated July 10, 2006, to Promissory Note dated as of November 28, 2005, made by Scientigo, Inc., to the Registrant (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 14, 2006).

10.4	Amendment No. 1 to Stock Repurchase Agreement dated July 10, 2006 by and among Scientigo, Inc., TIGO Search, Inc., and the Registrant (filed herewith).

10.5	Amendment No. 2 to Stock Repurchase Agreement dated December 1, 2006 by and among Scientigo, Inc., TIGO Search, Inc., and the Registrant (filed herewith).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guideline, Inc.

Date: December 5, 2006	By:	/s/ Peter Stone
Name: Peter Stone
Title: Chief Financial Officer

Exhibit Index

10.4	Amendment No. 1 to Stock Repurchase Agreement dated July 10, 2006 by and among Scientigo, Inc., TIGO Search, Inc., and the Registrant.

10.5	Amendment No. 2 to Stock Repurchase Agreement dated December 1, 2006 by and among Scientigo, Inc., TIGO Search, Inc., and the Registrant.